Exhibit 99.1

Lime Energy Co. Reports Results for

Three-Month and Six-Month Periods Ended June 30, 2013

HUNTERSVILLE, NC, August 19, 2013—Lime Energy Co. (NASDAQ: LIME), a leader in designing and implementing energy efficiency programs for utilities, today announced its results for the three-month and six-month periods ended June 30, 2013.  “Results for the quarter were encouraging,” stated John O’Rourke, Lime’s CEO.  “Improved performance in gross margin and revenue growth led the way, providing firm indication that our efforts to execute against our key initiatives are gaining traction.”

Results for the three-month period ended June 30, 2013:

•                  Consolidated revenue increased $3.6 million, or 35.8% to $13.7 million.  Revenue for the utility business increased $4.9 million, or 61%.

•                  Gross profit increased $2.0 million, or 99.4%, to $4.0 million.  The gross profit margin improved from 19.6% to 28.8%.

•                  Selling, general and administrative expense increased $534 thousand, or 10.1% to $5.8 million.  Second quarter SG&A expense included $287 thousand of expenses related to the restatement and ongoing stockholder lawsuits.  Excluding these $287 thousand of one-time expenses, SG&A increased $247 thousand, or 4.7%.*

•                  The loss from continuing operations declined $1.3 million, or 37.6%, to $2.1 million.

•                  The loss from discontinued operations declined $1.3 million, or 107.6%, to income of $95 thousand.

•                  The net loss declined $2.6 million, or 56.3%, to $2.0 million.

•                  The basic and diluted loss per share from continuing operations declined $0.06 to $0.08 from $0.14.  The loss per share from discontinued operations declined from $0.05 to $0.00.  The total net loss per share declined $0.11 to $0.08 from $0.19.  The one-time expenses of $287 thousand contributed $0.01 to the basic and diluted loss per share from continuing operations and the total net loss per share.

•                  The adjusted EBITDA loss declined $575 thousand, or 29.4%, to $1.4 million from $2.0 million.  Adjusted for the one-time expenses of $287 thousand, the adjusted EBITDA loss declined $862 thousand, or 44.0% to $1.1 million.*

Results for the six-month period ended June 30, 2013:

•                  Consolidated revenue increased $4.1 million, or 18.9%, to $25.7 million.  Revenue for the utility business increased $7.3 million or 43%.

•                  Gross profit increased $2.5 million, or 63.1%, to $6.6 million.  The gross profit margin improved from 18.6% to 25.6%.

•                  Selling, general and administrative expense increased $1.5 million, or 13.7%, to $12.0 million.  SG&A expense includes $1.6 million of expenses related to the restatement and ongoing stockholder lawsuits.  Excluding the $1.6 million of one-time expenses, SG&A expense declined $110 thousand, or 1.0% to $10.5 million.*

•                  The loss from continuing operations declined $747 thousand, or 11.0% to $6.1 million.  Adjusting for the one-time expenses, the loss from continuing operations declined $2.3 million, or 34.0%, to $4.5 million.*

•                  The loss from discontinued operations increased $644 thousand, or 31.6%, to $2.7 million.

•                  The net loss declined $103 thousand, or 1.2%.  Adjusting for the $1.6 million of one-time expenses, the net loss declined $1.7 million, or 18.8% to $7.2 million.

•                  The basic and diluted loss per share from continuing operations declined $0.04 to $0.24.  The loss per share from discontinued operations increased $0.02 per share to $0.11 from 0.09. The total net loss per share declined $0.02 to $0.35.  The one-time expenses of $1.6 million contributed $0.06 to the basic and diluted loss per share from continuing operations and the total net loss per share.

•                  The adjusted EBITDA loss, excluding the loss from discontinued operations, increased $263 thousand, or 6.1%, to $4.6 million.  Adjusted for the $1.6 million of one-time charges, the adjusted EBITDA loss, excluding discontinued operations, declined $1.3 million, or 30.3%, to $3.0 million.*

*                 Please see the reconciliation of non-GAAP financial measures and Regulation G disclosure later in this press release.

Business Highlights:

•                  Revenue for the utility business increased 61% year over year.

•                  Consolidated gross profit increased 99.4% year over year.

•                  Excluding one-time expenses, SG&A increased only 4.5% year over year.

LIME ENERGY CO.

Condensed Consolidated Statement of Operations

(Unaudited)

	Three Months Ended
	June 30,		Change
	2013	2012	$	%

Revenue	$13,741	$10,120	$3,621	35.8%
Cost of sales	9,780	8,134	1,646	20.2%
Gross profit	3,961	1,986	1,975	99.4%

Selling, general and administrative expenses	5,798	5,264	534	10.1%
Amortization of intangibles	4	71	(67)	-94.4%
Operating loss	(1,841)	(3,349)	1,508	-45.0%

Interest expense, net	(292)	(67)	(225)	335.8%

Loss from continuing operations	(2,133)	(3,416)	1,283	-37.6%

Income (loss) from operation of discontinued business	95	(1,245)	1,340	-107.6%

Net loss	$(2,038)	$(4,661)	$2,623	-56.3%

Basic and Diluted Loss Per Common Share From
Continuing operations	$(0.08)	$(0.14)	$0.06	-42.9%
Discontinued operations	—	(0.05)	0.05	-100.0%
Total	$(0.08)	$(0.19)	0.11	-57.9%

Weighted Average Common Shares Outstanding	25,153	24,470

Adjusted EBITDA	$(1,382)	$(1,957)	$575	-29.4%

LIME ENERGY CO.

Condensed Consolidated Statement of Operations

(Unaudited)

	Six Months Ended
	June 30,		Change
	2013	2012	$	%

Revenue	$25,740	$21,645	$4,095	18.9%
Cost of sales	19,157	17,609	1,548	8.8%
Gross profit	6,583	4,036	2,547	63.1%

Selling, general and administrative expenses	12,040	10,585	1,455	13.7%
Amortization of intangibles	10	141	(131)	-92.9%
Operating loss	(5,467)	(6,690)	1,223	-18.3%

Interest expense, net	(595)	(119)	(476)	400.0%

Loss from continuing operations	(6,062)	(6,809)	747	-11.0%

Loss from operation of discontinued business	(2,684)	(2,040)	(644)	31.6%

Net loss	$(8,746)	$(8,849)	$103	-1.2%

Basic and Diluted Loss Per Common Share From
Continuing operations	$(0.24)	$(0.28)	$0.04	-14.3%
Discontinued operations	(0.11)	(0.09)	(0.02)	22.2%
Total	$(0.35)	$(0.37)	0.02	-5.4%

Weighted Average Common Shares Outstanding	25,157	24,222

Adjusted EBITDA	$(4,558)	$(4,295)	$(263)	6.1%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, we believe that certain non-GAAP financial measures that we use to manage the Company’s business fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) by the Securities and Exchange Commission.  We have included these non-GAAP measures, including certain measures that exclude the cost of the restatement and the related, ongoing lawsuits, in the press release because we believe they may provide readers with additional meaningful comparisons to prior reported results.

A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2012	2010

Net loss	$(2,038)	$(4,661)	$(8,746)	$(8,849)

Interest expense, net	292	67	595	119
Depreciation & amortization	264	470	532	920
Provision for income taxes	—	—	—	—
EBITDA	(1,482)	(4,124)	(7,619)	(7,810)

Share based compensation	195	922	377	1,475
(Income) loss from operation of discontinued business	(95)	1,245	2,684	2,040

Adjusted EBITDA	$(1,382)	$(1,957)	$(4,558)	$(4,295)

Costs related to restatement activities and defense of stockholder lawsuits	287	—	1,565	—

Adjusted EBITDA excluding one-time restatement and legal costs	$(1,095)	$(1,957)	$(2,993)	$(4,295)

About Lime Energy Co.

Lime Energy is building a new energy future.  As a leading national provider of energy efficiency for small business customers, Lime designs and implements direct install programs for our utility clients which have consistently exceeded program savings goals.  Our award-winning, integrated services programs provide utilities with reliable energy efficiency resources while delivering the highest levels of customer satisfaction.  This next generation approach is helping utilities across the country to go deeper and broader with the cheapest, cleanest and fastest energy resource that we have — energy efficiency.

Additional Information

A full analysis of the results for the three-month period are available in the Company’s Form 10-Q for the period ended June 30, 2013, which will be made available on the Company’s website at www.lime-energy.com and on EDGAR.

Conference Call Information

The company will hold a conference call with investors on Monday, August 19, 2013 at 4:30 pm ET to discuss these results.

Investors can access the call by dialing toll free (877) 280-4959 and entering passcode 52153142. International callers can dial (857) 244-7316 and use the same passcode.

The call will be available for replay immediately following completion of the call through October 18, 2013 by dialing toll free (888) 286-8010 or (617) 801-6888.  The replay will require use of passcode 73461689.

The call can also be accessed through Lime Energy’s Investor Relations section of its website at http://www.lime-energy.com. This call is being webcast by Thomson/CCBN and is being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at http://www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (http://www.streetevents.com).

Lime Energy Investor Relations

Ashley Conger

(704)892-4442

aconger@lime-energy.com

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2013 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks and uncertainties are described in Lime Energy’s most recent Annual Report on Form 10-K or as may be described from time to time in Lime Energy’s subsequent SEC filings; such factors are incorporated herein by reference.